Exhibit 4.2


                                     WARRANT

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK
Corporation:             CITADEL SECURITY SOFTWARE, INC., a Delaware corporation
Number of Shares:        20,000
Class of Stock:          Common
Initial Exercise Price:  $1.56
Issue Date:              August 22, 2005
Expiration Date:         August 22, 2012 (Subject to Section 4.1)

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK or its assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this warrant, subject to the provisions and upon the terms and conditions set forth in this warrant.

  EXERCISE.
  ---------

     Method of Exercise.  Holder may exercise this warrant by delivering this
     ------------------
warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     Conversion Right.  In lieu of exercising this warrant as specified in
     ----------------
Section 1.1, Holder may from time to time convert this warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities for which this warrant is being exercised minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

     Fair Market Value.  If the Shares are traded regularly in a public market,
     -----------------
the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

     Delivery of Certificate and New Warrant.  Promptly after Holder exercises
     ---------------------------------------
or converts this warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this warrant has not been fully exercised or converted and has not expired, a new warrant representing the Shares not so acquired.

     Replacement of Warrants.  On receipt of evidence reasonably satisfactory to
     -----------------------
the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender


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
and cancellation of this warrant, the Company at its expense shall execute and deliver, in lieu of this warrant, a new warrant of like tenor.

     Repurchase on Sale, Merger, or Consolidation of the Company.
     ------------------------------------------------------------

          "Acquisition."  For the purpose of this warrant, "Acquisition" means
          --------------
any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          Assumption of Warrant.  If upon the closing of any Acquisition the
          ---------------------
successor entity assumes the obligations of this warrant, then this warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company shall use reasonable efforts to cause the surviving corporation to assume the obligations of this warrant.

          Nonassumption.  If upon the closing of any Acquisition the successor
          -------------
entity does not assume the obligations of this warrant and Holder has not otherwise exercised this warrant in full, then Holder shall have the option either to (a) deem this warrant to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company; or
(b) require the Company to purchase this warrant for cash upon the closing of the Acquisition for $31,200.

  ADJUSTMENTS TO THE SHARES
  -------------------------

     Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend
     ----------------------------
on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     Reclassification, Exchange or Substitution.  Upon any reclassification,
     ------------------------------------------
exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this warrant, Holder shall be entitled to receive, upon exercise or conversion of this warrant, the number and kind of securities and property that Holder would have received for the Shares if this warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     Adjustments for Combinations, Etc.  If the outstanding Shares are combined
     ---------------------------------
or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased. If the outstanding Shares are split or subdivided, including a split effected by way of a stock dividend, by reclassification or otherwise, into a greater number of shares, the Warrant Price shall be proportionately decreased.

     No Impairment.  The Company shall not, by amendment of its Certificate of
     -------------
Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     Certificate as to Adjustments.  Upon each adjustment of the Warrant Price,
     -----------------------------
the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

     Fractional Shares.  No fractional Shares shall be issuable upon exercise or
     -----------------
conversion of the Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

  REPRESENTATIONS AND COVENANTS OF THE COMPANY.
  ---------------------------------------------

     Representations and Warranties.  The Company hereby represents and warrants
     -------------------------------
to the Holder as follows:

          (a) All Shares which may be issued upon the exercise of the purchase right represented by this warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     Notice of Certain Events. If the Company proposes at any time (a) to
     -------------------------
declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

     Registration Under Securities Act of 1933, as amended. The Company agrees
     ------------------------------------------------------
that the Shares shall be subject to the registration rights set forth on Exhibit A, if attached.

  REPRESENTATIONS AND WARRANTIES OF THE HOLDER
  --------------------------------------------

       4.1     The Holder (and its affiliates) hereby represents and warrants to
       -------------------------------------------------------------------------
               the Company as follows:
               -----------------------
          (a) The Holder is acquiring this warrant and the shares to be issued upon exercise of this Warrant (together, the "Securities") for investment for such Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.


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
          (b) The Holder is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.
          (c) The Holder understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

  MISCELLANEOUS.
  --------------

     Term: Notice of Expiration. This warrant is exercisable in whole or in
     ---------------------------
part, at any time and from time to time on or before the Expiration Date set forth above. If this warrant has not been exercised prior to the Expiration Date, this warrant shall be deemed to have been automatically exercised on the Expiration Date by "cashless" conversion pursuant to Section 1.2.

     Legends. This warrant and the Shares, if the Shares are not registered at
     --------
the time of their issuance, shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     Compliance with Securities Laws on Transfer. This warrant and the Shares
     --------------------------------------------
issuable upon exercise of this warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     Transfer Procedure. Subject to the provisions of Section 5.3, Holder may
     -------------------
transfer all or part of this warrant or the Shares issuable upon exercise of this warrant by giving the Company notice of the portion of the warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, that Holder may transfer all or part of this warrant to its affiliates, including, without limitation, Comerica Incorporated, at any time without notice to the Company, and such affiliate shall then be entitled to all the rights of Holder under this warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this warrant is issued in the name of the affiliate that exercises the warrant. The terms and conditions of this warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns.

     Notices. All notices and other communications from the Company to the
     --------
Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time. All notices to the Holder shall be addressed as follows:


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
               Comerica Bank
               Attn:  Warrant Administrator
               Technology and Life Sciences Division
               P.O. Box 7279
               San Francisco, CA 94120-7279
                      With a copy to
                    Comerica Bank
                    Attn:  Warrant Administrator
                    Technology and Life Sciences Division
                    5 Palo Alto Square, Suite 800
                    3000 El Camino Real
                    Palo Alto, CA 94306

     Amendments. This warrant and any term hereof may be changed, waived,
     -----------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     Attorneys' Fees.  In the event of any dispute between the parties
     ----------------
concerning the terms and provisions of this warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     Governing Law. This warrant shall be governed by and construed in
     --------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                               CITADEL SECURITY SOFTWARE, INC.


                                                By: /s/ Steven B. Solomon
                                                    ----------------------------
                                                Name: Steven B. Solomon
                                                     ---------------------------
                                                Title: Chairman & CEO
                                                      --------------------------


                                                By:
                                                    ----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


Authorized signatories under Corporate Resolutions to Borrow or an authorized signer(s) under a resolution covering warrants must sign the warrant.


Acknowledged and Agreed:
Comerica Bank
By:/s/ David Whiting
   ----------------------------
Name: David Whiting
     --------------------------
Title: SVP
      -------------------------

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
APPENDIX 1
NOTICE OF EXERCISE
------------------
1. The undersigned hereby elects to purchase ______________ shares of the Common stock of Citadel Security Software, Inc. pursuant to the terms of the attached warrant, and tenders herewith payment of the purchase price of such shares in full.
1. The undersigned hereby elects to convert the attached warrant into shares in the manner specified in the warrant. This conversion is exercised with respect to ______________ of the shares covered by the warrant.
[STRIKE  PARAGRAPH  THAT  DOES  NOT  APPLY.]
2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:
          Comerica Bank
     Attn:  Warrant Administrator
     Technology and Life Sciences Division
     P.O. Box 7279
     San Francisco, CA 94120-7279
3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

COMERICA BANK or Registered Assignee


____________________________________
(Signature)


____________________________________
(Date)

                                    EXHIBIT A
                                    ---------

                               Registration Rights
                               -------------------


If (but without obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holder) any of its stock, either for its own account or the account of a security holder or holders, under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or option agreements, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the "Registrable Securities" as such term is defined below, the Company shall, at such time, promptly give Holder written notice of such registration. Upon the written request of the Holder given within ten (10) days after mailing of such notice by the Company, the Company shall, subject to the provisions of this Exhibit A, cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered. For purposes of this Section, Registrable Securities shall mean Shares of Company common stock issuable upon exercise or conversion of this warrant, to the extent such shares may not be resold under Rule 144 under the Securities Act or otherwise without registration. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Exhibit A with respect to the Registrable Securities of Holder that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holders Registrable Securities, and the Holder further agrees to indemnify and hold harmless the Company from any liability it may incur in reliance upon any written communications of the Holder furnished in connection with such registration; provided, however, that the indemnity agreement contained in this Exhibit A shall not apply to amounts paid in settlement of any such liability if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provide, that in no event shall any indemnity under this Exhibit A exceed the gross proceeds from the offering received by the Holder.


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